                                                                     EXHIBIT 3.4

                             COMPANY AGREEMENT OF
                     FIBER GLASS SYSTEMS HOLDINGS, L.L.C.



                    (A Delaware Limited Liability Company)



              THESE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED
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               UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR
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            PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT
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                CERTAIN RESTRICTIONS ON TRANSFERS OF INTERESTS
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                             ARE SET FORTH HEREIN
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                               TABLE OF CONTENTS

                                                                                               Page
ARTICLE 1. Definitions....................................................................       1

ARTICLE 2. Organization...................................................................       5

    Section 2.1    Formation..............................................................       5
    Section 2.2    Name, Place of Business and Office.....................................       5
    Section 2.3    Classification of the Company..........................................       5
    Section 2.4    Registered Office and Registered Agent.................................       5
    Section 2.5    Purposes and Character of Business; Powers.............................       6
    Section 2.6    Term...................................................................       6

ARTICLE 3. Company Capital................................................................       7

    Section 3.1    Initial Capital Contributions of the Members...........................       7
    Section 3.2    Additional Capital Contributions of the Members........................       7
    Section 3.3    Company Capital........................................................       7
    Section 3.4    Liability of Members...................................................       8
    Section 3.5    Loans by Members or Affiliates.........................................       8
    Section 3.6    Capital Accounts.......................................................       8

ARTICLE 4. Managers.......................................................................       9

    Section 4.1    Number and Qualifications..............................................       9
    Section 4.2    Election...............................................................      10
    Section 4.3    Powers of Managers.....................................................      10
    Section 4.4    Actions With or Without a Meeting and Telephone Meetings...............      10
    Section 4.5    Transactions with Related Parties......................................      10
    Section 4.6    Actions of Managers Requiring Consent of Members.......................      10
    Section 4.7    Indemnification of the Managers and Officers...........................      11

ARTICLE 5. Officers.......................................................................      11

    Section 5.1    Number.................................................................      11
    Section 5.2    General Duties.........................................................      11
    Section 5.3    Election, Term of Office and Qualifications............................      11
    Section 5.4    Removal................................................................      11
    Section 5.5    Resignation............................................................      12
    Section 5.6    Vacancies..............................................................      12
    Section 5.7    The President..........................................................      12
    Section 5.8    The Vice Presidents....................................................      12
    Section 5.9    The Secretary..........................................................      12
    Section 5.10   The Treasurer..........................................................      12

ARTICLE 6. Allocations and Distributions.....................................................   13

    Section 6.1     Distributions............................................................   13
    Section 6.2     Profits, Losses and Distributive Shares of Tax Items.....................   13
    Section 6.3     Compliance with Code.....................................................   16
    Section 6.4     Allocations upon Transfer of Membership Interest.........................   16

ARTICLE 7. Transferability of Member's Interest..............................................   16

    Section 7.1     Restrictions on Transfer of Interest of and in a Member..................   16
    Section 7.2     Assignees................................................................   17
    Section 7.3     Substituted Members......................................................   18

ARTICLE 8. Books and Records; Accounting; Reporting; Tax Elections; Etc......................   18

    Section 8.1     Books and Records........................................................   18
    Section 8.2     Accounting Basis for Tax Reporting Purposes; Fiscal Year.................   18
    Section 8.3     Reports..................................................................   19

ARTICLE 9. Dissolution, Liquidation and Termination of the Membership........................   19

    Section 9.1     Events Causing Dissolution...............................................   19
    Section 9.2     Liquidation; Sale of Substantially all of the Assets.....................   19
    Section 9.3     Distributions in Kind....................................................   20

ARTICLE 10. Miscellaneous Provisions.........................................................   20

    Section 10.1    Address for Notices......................................................   20
    Section 10.2    Additional Documents and Acts............................................   21
    Section 10.3    Assumed Name.............................................................   21
    Section 10.4    Qualification in Foreign Jurisdictions...................................   21
    Section 10.5    Application of Delaware Law..............................................   21
    Section 10.6    No Action for Partition..................................................   21
    Section 10.7    Headings and Sections....................................................   21
    Section 10.8    Amendment of Certificate of Formation and Agreement......................   21
    Section 10.9    Numbers and Gender.......................................................   22
    Section 10.10   Entire Agreement.........................................................   22
    Section 10.11   Binding Effect...........................................................   22
    Section 10.12   Counterparts.............................................................   22
    Section 10.13   Approvals................................................................   22

Schedule 1   Names, Initial Capital Contributions, and Sharing Ratios of the
             Members

           COMPANY AGREEMENT OF FIBER GLASS SYSTEMS HOLDINGS, L.L.C.

     This Company Agreement of FIBER GLASS SYSTEMS HOLDINGS, L.L.C. ("Agreement") dated effective as of the 31st day of December, 1999, is hereby
  ---------
duly adopted, approved, ratified, and confirmed as the Company Agreement of FIBER GLASS SYSTEMS HOLDINGS, L.L.C., a Delaware limited liability company and successor in conversion to Fiber Glass Systems Holdings, Inc., a Delaware corporation, by the parties signing this Agreement as the initial Managers and Members of the Company.

     The Certificate of Conversion of FIBER GLASS SYSTEMS HOLDINGS, L.L.C., dated effective as of 11:59 P.M., December 31, 1999, was filed and accepted in the office of the Secretary of State of Delaware on December 1, 1999. Such Certificate of Conversion designated John F. Lauletta, Joseph C. Winkler, James
F. Maroney III and Janice C. George as the initial Managers.

                                   ARTICLE 1.


                                  Definitions
                                  -----------

     The definitions used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article.

     1.   "Act" means the Delaware Limited Liability Company Act, as amended
           ---
from time to time.

     2.   "Additional Capital Contribution" means any amount contributed or
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deemed to be contributed to the capital of the Company by the Members pursuant to Section 3.2 or 3.3.
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     3.   "Adjusted Capital Account" means, with respect to any Member, such
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Member's Capital Account as of the end of any relevant date after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently therewith.

     4.   "Adjusted Capital Account Deficit" means, with respect to any Member,
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the deficit balance, if any, in that Member's Adjusted Capital Account.

     5.   "Agreement" means this Company Agreement of FIBER GLASS SYSTEMS
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HOLDINGS, L.L.C.

     6.   "Affiliate" means any person that directly, or indirectly through one
           ---------
or more intermediaries, controls, is controlled by or is under common control with the person to whom reference is made. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power (a) to vote fifty percent (50%) or more of the outstanding voting securities of a person, or (b) otherwise to direct the management policies of such person by contract or otherwise.

     7.   "Available Funds" means Company cash on hand, as of the date of
           ---------------
computation, including (without limitation) cash derived from any one or more of the following sources: (a) the Capital Contributions of the Members made pursuant to the terms of this Agreement, (b) the proceeds of any sale or other disposition of all or any portion of the assets, including, but not limited to, any insurance proceeds, (c) any distributions (including liquidating distributions) received from any partnership or other entity in which the Company holds an interest, and (d) all Company operating income.

     8.   "Book Value" means, with respect to any asset, the asset's adjusted
           ----------
basis for federal income tax purposes, except (a) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset, as determined by the Managers; (b) the Book Value of all Company assets shall be adjusted in the event of a revaluation as provided in Section
                                                                      -------
3.7(d); (c) the Book Value of any Company asset distributed to any Member shall
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be the fair market value of such asset on the date of distribution as determined by the Managers; and (d) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     9.   "Capital Account" means with respect to any Member, the account
           ---------------
maintained for such Member in a manner which the Managers determine is in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

     10.  "Capital Contributions" means the total of all capital contributions
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of the Members pursuant to Sections 3.1 and 3.2, including, but not limited to,
                           ------------     ---
the Initial Capital Contributions and the Additional Capital Contributions.

     11.  "Code" means the Internal Revenue Code of 1986, as amended from time
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to time.

     12.  "Company" means FIBER GLASS SYSTEMS HOLDINGS, L.L.C., a Delaware
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limited liability company.

     13.  "Depreciation" means, for each Fiscal Year or other period, an amount
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equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period (as a result of property contributions or adjustments to such values). Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managers.

     14.  "Distributable Cash Flow" means any Available Funds not required to
           -----------------------
meet current or anticipated obligations of the Company, as determined by the Managers in their sole discretion. In determining what cash is available for distribution, the Managers may retain such amounts as the Managers in their sole discretion determine will be required to pay the Company's debts, obligations and expenses, whether then accrued or anticipated to accrue in the future.

  15.     "Fiscal Year" means the fiscal year of the Company as established in
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Section 7.2.
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     16.  "Initial Capital Contribution" means, as to any Member, any amount
           ----------------------------
contributed to the capital of the Company by a Member pursuant to Section 3.1.
                                                                  -----------

     17.  "Majority" means, (i) with respect to any referenced group of Members,
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a combination of any such Members who, in the aggregate, own more than fifty percent (50%) of the aggregate of the Sharing Ratios of such Members, and, (ii) with respect to Managers or any other referenced group of persons, more than fifty percent (50%) of the total number of such persons.

     18.  "Manner" means any person or persons that are elected to act as
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managers of the Company as provided herein.  "Managers" means all such persons
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collectively in their capacity as managers of the Company.

     19.  "Member" means one of the parties listed as Members on Schedule 1 of
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this Agreement or any successor or successors to all or part of any such Member's interest, or any party admitted as an additional member to the Company in accordance with this Agreement and the Act, each in the capacity as a Member of the Company;

     20.  "Member Nonrecourse Debt Minimum Gain" means, for each Member, the
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amount of Minimum Gain for the Fiscal Year or other period attributable to such Member's "partner nonrecourse debt;" determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

     21.  "Member Nonrecourse Deductions" means any Losses or other losses or
           -----------------------------
deductions of the Company that must be allocated to a Member who bears the economic risk of loss for the "partner nonrecourse liability" to which the Losses or other losses or other deductions relate, determined in accordance with Treasury Regulations Section 1.704-2(i)(1).

     22.  "Membership Interest" means all of the rights and obligations of a
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Member in respect of such Member's ownership interest in the Company, including but not limited to the right to receive distributions and any obligation to make Capital Contributions under this Agreement.

     23.  "Minimum Gain" means, with respect to all nonrecourse liabilities of
           ------------
the Company, the minimum amount of gain that would be realized by the Company if the Company disposed of the Company property subject to such liability in full satisfaction thereof computed in accordance with Treasury Regulations Section 1.704-2(d).

     24.  "Minimum Gain Share" means, for each Member, such Member's share of
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Minimum Gain for the Fiscal Year (after taking into account any decrease in Minimum Gain for such year), such share to be determined under Treasury Regulations Section 1.704-2(g).

     25.  "Nonrecourse Deductions" means, for each Fiscal Year or other period,
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an amount of Company deductions that are characterized as "nonrecourse deductions" under Treasury Regulations Section 1.704-2(c).

     26.  "Profits" and "Losses" means, for each Fiscal Year or other period, an
           -------       ------
amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

          (c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from such Book Value;

          (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation" herein; and

          (e) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 6.2(c) shall not be taken
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into account in computing Profits or Losses.

     27.  "Sharing Ratio" means the percentage ownership interest of a Member as
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stated on Schedule 1 attached hereto.
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     28.  "Treasury Regulations" means the Income Tax Regulations promulgated
           --------------------
under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     29.  "Tuboscope Investments" means any direct or indirect investment,
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including any equity or debt instruments, in real or personal, tangible or intangible property purchased by or transferred to the Company, including but not limited to general partner interests in Fiber Glass Systems, L.P., a Texas limited partnership, and Tuboscope Vetco International, L.P., a Texas limited partnership.

                                   ARTICLE 2.

                                  Organization
                                  ------------

     Section 2.1  Formation
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     The Company was formed upon the filing of the Certificate of Conversion of the Company, converting the Company from FIBER GLASS SYSTEMS HOLDINGS, Inc., a Delaware corporation, on December 1, 1999, but effective as of 11:59 P.M., December 31, 1999, pursuant to the Act.

     Section 2.2  Name, Place of Business and Office
                  ----------------------------------

     (a) The name of the Company is FIBER GLASS SYSTEMS HOLDINGS, L.L.C., although such business may be conducted under any other name to the extent permitted by local law. The Company shall maintain its principal office at the following address: 639 Isbell Road, Suite 390, Reno, Nevada 89509. The Managers may at any time change the location of the Company's office and may establish additional offices, if they deems it advisable. The Managers shall promptly give the Members written notice of any change in location of the principal office of the Company.

     Section 2.3  Classification of the Company
                  -----------------------------

     The Members intend that the Company be classified as a partnership for federal and state tax purposes and shall be subject to all federal tax laws governing partnerships and limited liability companies; provided, however, that if at any time the Company has only one Member, the Company shall be disregarded as an entity separate from such single Member for federal tax purposes pursuant to Treasury Regulations Section 301.7701-3. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

     Section 2.4  Registered Office and Registered Agent
                  --------------------------------------

     The Company's initial registered office shall be 1013 Centre Street, Wilmington, Delaware 19805, and the name of its initial registered agent at such address is Corporation Service Company.

     Section 2.5  Purposes and Character of Business; Powers
                  ------------------------------------------

     (a) The purposes and character of the business of the Company are to transact any or all lawful business for which limited liability companies may be organized under the Act, including but not limited to:

          (i) to acquire, hold, lease, manage, finance, own, develop, maintain, operate or improve facilities for the Tuboscope Investments;

          (ii) to sell, exchange, lease or otherwise dispose of all or any portion of any interest in any Tuboscope Investments;

          (iii) to establish, acquire or invest in partnerships, corporations, joint ventures, limited liability companies, associations, trusts and other entities engaged in all or any of the foregoing activities;

          (iv) to acquire, hold, lease, own, develop or improve all or any portion of any property required in connection therewith, including, but not limited to, any equity or debt instruments;

          (v) to purchase or otherwise acquire an interest in all or any portion of any real or personal property;

          (vi) to incur financing to acquire, develop, or improve any real or personal property;

          (vii) to obtain permanent or additional financing for any property held by the Company;

          (viii) to mortgage, sell, lease, assign, transfer, exchange or otherwise encumber or dispose of all of the property of the Company, or any portion thereof or interest therein;

          (ix) to make any investment and expenditure, to borrow money and to take any and all other actions which are incidental or reasonably related to any of the specific purposes recited above; and

          (x) to do any and all things necessary or desirable to carry out the foregoing activities and any other activity contemplated by this Agreement.

     (b) The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement.

     Section 2.6  Term
                  ----

     The term of existence of the Company shall be perpetual unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

                                  ARTICLE 3.

                                Company Capital
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     Section 3.1  Initial Capital Contributions of the Members
                  --------------------------------------------

     (a) Upon the execution of this Agreement, each Member shall contribute cash to the Company in the amount set forth as the Initial Capital Contribution of such Member on Schedule 1 attached hereto and hereby made a part hereof. Such
                  ----------
cash shall be the Initial Capital Contribution of each such Member and each such Member agrees to make its Initial Capital Contribution.

     (b) Upon making the Initial Capital Contribution each Member shall receive its Membership Interest and its Sharing Ratio, as set forth on Schedule 1.
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     Section 3.2  Additional Capital Contributions of the Members
                  -----------------------------------------------

     (a) If the Managers determine that the amounts contributed to the Company by the Members with regard to the Initial Capital Contributions are insufficient to carry out the purposes of the Company, the Managers may request that the Members make Additional Capital Contributions to the Company. No Member shall be required to make any Additional Capital Contribution without the consent of all of the Members.

     (b) If any Member makes a payment directly to a creditor or another Member in satisfaction of any indebtedness of the Company pursuant to any indemnity, guaranty or contribution obligation of such Member which has been approved by the Managers in respect of Company indebtedness, or if any collateral interest granted by such Member to such creditor or other Member which has been approved by the Managers to secure any such indebtedness is foreclosed and the proceeds of such foreclosure are applied to reduce or satisfy such indebtedness and any foreclosure-related expenses, such Member shall be deemed to have made a permitted Additional Capital Contribution equal to such amount and shall receive a credit to its Capital Account in the amount thereof.

     Section 3.3  Company Capital
                  ---------------

     (a) Except as may be otherwise specifically provided in this Agreement, no Member shall be paid interest on any Capital Contribution to the Company.

     (b) No Member shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Agreement.

     (c) Under circumstances involving a return of any Capital Contribution, no Member shall have the right to receive property other than cash.

     Section 3.4  Liability of Members
                  --------------------

     (a) No Member shall be liable for the debts, liabilities, contracts or any other obligation of the Company, except to the extent expressly provided herein or in the Act. No Member shall be liable for the debts or liabilities of any other Member.

     (b) No Member shall be required to contribute to the capital of, or loan the Company any funds other than as expressly required in this Agreement.

     (c) The Managers shall not be liable for the return of all or any portion of the Capital Contributions of any Member.

     (d) Except as otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of its contributions to capital or as to compensation by way of income.

     Section 3.5  Loans by Members or Affiliates
                  ------------------------------

     Subject to obtaining any approvals required under this Agreement for the Company to borrow funds, any Member or Affiliate may (but shall not be obligated to) at any time, upon obtaining the consent of the Managers, loan money or guarantee a loan to the Company to finance Company operations, to finance or refinance any assets of the Company, to pay the debts and obligations of the Company, or for any other Company purpose. If any Member or its Affiliate lends funds or guarantees a loan of funds to the Company, such Member or Affiliate shall be entitled to receive interest on such loan, or a fee for guaranteeing any such loan, at an interest rate or fee to be agreed upon by such Member or Affiliate and the Managers.

     Section 3.6  Capital Accounts
                  ----------------

     (a)  A Capital Account shall be established and maintained for each Member.

     (b) A Member's Capital Account shall be credited with (i) the amount of cash and the initial Book Value of any property contributed by such Member to the Company as a Capital Contribution pursuant to Section 3.1 or 3.2, (ii) such
                                                  -----------    ---
Member's allocable share of Profits, income and gain and (iii) the amount of any Company liabilities that are expressly assumed by such Member or that are secured by any Company property distributed to such Member.

     (c) A Member's Capital Account shall be debited with (i) the amount of cash and the Book Value of any Company property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member's allocable share of Losses, deductions and other losses and (iii) the amount of any liabilities of such Member that are expressly assumed by the Company or that are secured by any property contributed by such Member to the Company.

     (d) Upon the occurrence of certain events described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4) and 1.704-2, the
Managers may elect to increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company's books.

     (e) The Capital Account of each Member shall be determined after giving effect to all transactions which have been effected prior to the time when such determination is made giving rise to the allocation of Profits and Losses and to all contributions and distributions theretofore made. Any person who acquires a Membership Interest directly from a Member, or whose Sharing Ratio shall be increased by means of a transfer to it of all or part of the interest of another Member, shall have a Capital Account which includes all or part of the Capital Account balance of the Membership Interest so acquired or transferred.

     (f) In the event that any Member makes a loan to the Company, such loan shall not be considered a contribution to the capital of the Company and shall not increase the Capital Account of the lending Member. Repayment of such loans shall not be deemed withdrawals from the capital of the Company.

     (g) Any fees, salary or similar compensation payable to a Member pursuant to this Agreement shall be deemed a guaranteed payment for federal income tax purposes and not a distribution to such Member for such purposes. Such payments to a Member shall not reduce the Capital Account of such Member, except to the extent of its distributive share of any Company Losses or other downward capital adjustment resulting from such payment.

     (h) From time to time the Managers may make such modifications to the manner in which the Capital Accounts are computed to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement.

     (i) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     (j) No Member with a deficit balance in its Capital Account shall have any obligation to the Company or any other Member to restore such deficit balance. In addition, no venturer or partner in any Member shall have any liability to the Company or any other Member for any deficit balance in such venturer's or partner's capital account in the Member in which it is a partner or venturer. Furthermore, a deficit Capital Account balance of a Member (or a deficit capital account of a partner or venturer in a Member) shall not be deemed to be a Company asset or Company property.

                                  ARTICLE 4.

                                   Managers
                                   --------

     Section 4.1  Number and Qualifications
                  -------------------------

     The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of one or more. Managers, as may be determined by the Members or the existing Managers from time to time. Managers need not be Members or residents of the State of Delaware.

     Section 4.2  Election
                  --------

     The Managers shall hold office for the time until a successor is elected and qualified unless the Managers are sooner removed by action of the Members. Any vacancy occurring in the Managers may be filled by the affirmative vote of a Majority of the Members. All meetings of the Managers of the Company may be held either within or without the State of Delaware.

     Section 4.3  Powers of Managers
                  ------------------

     In addition to the powers and authorities expressly conferred by this Agreement upon them, a Majority of the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by statute or by the Certificate of Formation or this Agreement.

     Section 4.4  Actions With or Without a Meeting and Telephone Meetings
                  --------------------------------------------------------

     Notwithstanding any provision contained in this Company Agreement, all actions of the Managers provided fore herein shall be taken either at a meeting and evidenced by written minutes thereof executed by an authorized Manager or Officer or by written consent without a meeting. Any meeting of the Managers may be held by means of a telephone conference. Any action which may be taken by the Managers without a meeting shall be effective only if the written consent (or consents) set forth the action so taken, and is signed by the number of Managers constituting not less than the minimum number of Managers that would be necessary to take such action if all of the Managers entitled to vote on the action were present and voted thereon.

     Section 4.5  Transactions with Related Parties
                  ---------------------------------

     The Managers may agree, contract, or arrange with any Manager, any Member or any Affiliates of any Manager or Member in the name and on behalf of the Company, for the performance of services for the Company, and the payment of compensation therefor, in carrying out the business of the Company as if such Manager, Member or Affiliate were an independent contractor, provided that the compensation for such services shall be (a) at rates comparable to the charges made to the third parties for rendering comparable services in the geographical area where the services are performed and (b) paid only for actual services rendered to the Company.

     Section 4.6  Actions of Managers Requiring Consent of Members
                  ------------------------------------------------

     Notwithstanding anything to the contrary contained in this Article 4,
                                                                ---------
without the consent of a Majority of the Members, the Managers shall not have the power or authority:

     (a)  to dissolve and wind up the Company;

     (b)  to confess a judgment against the Company; or

     (c) to possess Company property, or assign, pledge or hypothecate its rights in specific Company other than for a Company purpose.

     Section 4.7  Indemnification of the Managers and Officers
                  --------------------------------------------

     (a) To the fullest extent allowed by the Act and other applicable law, the Company shall indemnify, defend against and save harmless the Managers from, any expenses (including reasonable attorneys' fees and court costs), liabilities, claims, causes of action, losses or damages incurred by reason of any act or omission performed or omitted by the Managers in good faith on behalf of the Company or the Members and in a manner reasonably believed by such Managers to be within the scope of the authority granted to it by this Agreement, REGARDLESS OF WHETHER SUCH ACT OR OMISSION CONSTITUTED THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE (WHETHER ACTIVE OR PASSIVE) OF SUCH MANAGER.

     (b) The satisfaction of any indemnification under this Section shall be from and limited to Company assets, including insurance proceeds, if any, and no Member shall have any personal liability on account thereof.

                                  ARTICLE 5.

                                   Officers
                                   --------

     Section 5.1  Number
                  ------

     The principal Officers of the Company may consist of the president, one or more vice presidents, the secretary, the treasurer, and such other officers and assistant Officers and agents as may be deemed necessary and elected or appointed by the Managers, or chosen in such other manner as may be prescribed by this Agreement, at such time and in such manner and for such terms as the Managers may prescribe. Any two or more offices may be held by the same person.

     Section 5.2  General Duties
                  --------------

     All Managers, Officers, Members and agents of the Company, as between themselves and the Company, shall have such authority, perform such duties and manage the Company as may be provided in this Agreement or as may be determined by resolution of the Members not inconsistent with this Agreement.

     Section 5.3  Election, Term of Office and Qualifications
                  -------------------------------------------

     The Officers shall be chosen by the Managers from time to time. Each Officer shall hold office until a successor is chosen and qualified or until the death, resignation, or removal of such Officer.

     Section 5.4  Removal
                  -------

     Any Officer or agent elected or appointed by the Managers may be removed (with or without cause) by the Managers whenever in their judgment the best interests of the Company will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 5.5   Resignation
                   -----------

     Any Officer may resign at any time by giving written notice to the Managers or to the president or secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.
Such resignation shall be without prejudice to the contract rights, if any, of the Company.

     Section 5.6   Vacancies
                   ---------

     Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Agreement for election or appointment to such office.

     Section 5.7   The President
                   -------------

     The president shall have active, executive management of the operations of the Company, subject, however, to the control of the Managers. The president shall have general supervision of the business of the Company and shall see that all orders and resolutions of the Members are carried into effect. The president shall have the power to execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these bylaws, the Managers or the president. The president shall also perform such other duties and may exercise such other powers as from time-to-time may be assigned to him by this Agreement or by the Managers.

     Section 5.8   The Vice Presidents
                   -------------------

     Each vice president shall have such powers and perform such duties as the Managers may from time to time prescribe or as the president may from time to time delegate to him or her. At the request of the president, any vice president may temporarily act in place of the president. In the case of the death, absence, or inability to act of the president, the Managers may designate any vice president to perform the duties of the president.

     Section 5.9   The Secretary
                   -------------

     The secretary shall keep or cause to be kept in books provided for that purpose, minutes of the meetings of the Members and Managers; shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned by the Managers or by the president.

     Section 5.10  The Treasurer
                   -------------

     The treasurer shall be the principal financial officer of the Company; shall have charge and custody of and be responsible for all funds of the Company and deposit all such funds in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Managers; shall receive and give receipts for moneys due and payable to the Company from any source; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Managers or by the president. The treasurer shall render to the president and the Managers, whenever the same shall be required, an account of all transactions accomplished as treasurer and of the financial condition of the Company. The treasurer shall, if required to do so by the Managers, give the Company a bond in such amount and with such surety or sureties as may be ordered by the Managers, for the faithful performance of the duties of office and for the restoration to the Company, in the case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Company which are held or controlled by the treasurer.

                                  ARTICLE 6.
                                  ----------

                         Allocations and Distributions
                         -----------------------------

     Section 6.1  Distributions
                  -------------

     Except as otherwise provided in Section 9.2 regarding liquidation proceeds,
                                     -----------
the Managers shall distribute Distributable Cash Flow to the Members pro rata based on their respective Sharing Ratios at such time and in such manner as a Majority of the Managers may, in their sole discretion, determine.

     Section 6.2  Profits, Losses and Distributive Shares of Tax Items
                  ----------------------------------------------------

     (a)  Profits.  Except as provided in Section 6.2(c), Profits for any Fiscal
          -------                         --------------
Year will be allocated in the following order:

          (i) First, to each Member until the cumulative Profits allocated to such Member under this Section 6.2(a) equals the cumulative amount of
                            --------------
     Losses allocated to such Member under Section 6.2(b) for all prior periods;
                                           --------------
     and

          (ii) Then, the balance, if any, to the Members in proportion to their respective Sharing Ratios.

     (b)  Losses. Except as provided in Section 6.1(c), Losses for any Fiscal
          ------                        --------------
Year will be allocated in the following order:

          (i) First, to each Member until the cumulative Profits allocated to such Member under this Section 6.2(a) equals the cumulative amount of
                            --------------
     Losses allocated to such Member under Section 6.2(b) for all prior periods;
                                           --------------
     and

          (ii) Then, the balance, if any, to the Members in proportion to their respective Sharing Ratios.

     (c)  Special Allocations. Except as otherwise provided in this Agreement,
          -------------------
the following special allocations will be made in the following order and priority:

          (i)  Company Minimum Gain Chargeback.  Notwithstanding any other
               -------------------------------
     provision of this Section, if there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, the Members will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods). The amount allocated to each Member under this Section shall be an amount equal to the total net decrease in the Member's Minimum Gain Share at the end of the immediately preceding taxable year. The items to be allocated will be determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 6.2(c)(1) is intended to comply with the "partnership minimum
          -----------------
     gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and will be interpreted consistently therewith.

        (ii)   Member Nonrecourse Debt Minimum Gain Chargeback.  Notwithstanding
               -----------------------------------------------
     any other provision of this Section (other than Section 6.2(c)(1) which
                                                     -----------------
     shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain attributable to any Member nonrecourse debt (determined under Treasury Regulations Section 1.704-(2)(i)(5)) as of the beginning of the year shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to the portion of such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain with respect to such Member nonrecourse debt that is allocable to the disposition of Company property subject to such Member nonrecourse debt. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(g). This Section is intended to comply with the "partner minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and shall be interpreted consistently therewith.

        (iii)  Qualified Income Offset.  A Member who unexpectedly receives any
               -----------------------
     adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

        (iv)   Nonrecourse Deductions.  Nonrecourse Deductions for any taxable
               ----------------------
     year or other period for which allocations are made will be allocated among the Members in proportion to their respective Sharing Ratios in the Company.

          (v)  Member Nonrecourse Deductions.  Notwithstanding anything to the
               -----------------------------
     contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

          (vi) Code Section 754 Adjustments.  To the extent an adjustment to the
               ----------------------------
     adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

          (vii)  Depreciation Recapture.  In the event there is any recapture of
                 ----------------------
     Depreciation or investment tax credit, the allocation of gain or income attributable to such recapture shall be shared by the Members in the same proportion as the deduction for such Depreciation or investment tax credit was shared.

          (viii) Interest in Company. Notwithstanding any other provision of
                 -------------------
     this Agreement, no allocation of Profit or Loss or item of Profit or Loss will be made to a Member if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Member's interest in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3) or 1.704-1(b)(4)(iv). The Managers will have the authority to reallocate any item in accordance with this Section 5.2(c)(8).
               -----------------

     (d) Curative Allocations.  The allocations set forth in Section 6.2(c)(1)
         --------------------                                -----------------
through (the "Regulatory Allocations") are intended to comply with certain requirements. of Treasury Regulations Section 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Managers are authorized to further allocate Profits, Losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions would be divided among the Members under Sections
                                                                        --------
6.1 and 9.2 but for application of the Regulatory Allocations.  In general, the
---     ---
reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Members so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Managers will have discretion to accomplish this result in any reasonable manner that is consistent with Code
Section 704 and the related Treasury Regulations.

     (e) Tax Allocations--Code Section 704(c).  In accordance with Code Section
         ------------------------------------
704(c) and the related Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Book Value. If the Book Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the related Treasury Regulations. Any elections or other decisions relating to allocations under this Section 6.2(e) will be made in any manner that the Managers determine
     --------------
reasonably reflects the purpose and intention of this Agreement. Allocations under this Section are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

     (f)  Other Allocation Rules. The following rules will apply to the
          ----------------------
calculation and allocation of Profits, Losses and other items:

          (i) Except as otherwise provided in the Agreement, all Profits, Losses and other items allocated to the Members will be allocated among them in proportion to their Sharing Ratios determined at the beginning of the applicable Allocation Month.

          (ii) For purposes of determining the Profits, Losses or any other item allocable to any period, Profits, Losses and other items will be determined on a daily, monthly or other basis, as determined by the Managers using any permissible method under Code Section 706 and the related Treasury Regulations.

          (iii) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and other allocations not provided for in this Agreement will be divided among the Members in the same proportions as they share Profits and Losses.

     (g)  Member Acknowledgment. The Members agree to be bound by the provisions
          ---------------------
of this Section in reporting their shares of Company income and loss for income tax purposes.

     Section 6.3  Compliance with Code
                  --------------------

     The foregoing provisions of this Article relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. Notwithstanding anything to the contrary, nothing in this Article shall apply if it lacks "economic effect."

     Section 6.4  Allocations upon Transfer of Membership Interest
                  ------------------------------------------------

     Profits or Losses attributable to any Membership Interest which has been transferred shall be allocated between the transferor and the transferee as follows:

     (a) For the days prior to and including the date of the transfer, to the transferor.

     (b) For the days subsequent to the date of the transfer, to the transferee.

                                  ARTICLE 7.

                     Transferability of Member's Interest
                     ------------------------------------

     Section 7.1  Restrictions on Transfer of Interest of and in a Member
                  -------------------------------------------------------

     (a) Except as otherwise provided in this Article, no Member shall withdraw or retire from the Company, substitute any person in its stead or sell, exchange, transfer, give, assign, pledge, hypothecate, mortgage or dispose of all or any portion of its Membership Interest without the consent of all other Members; and any such prohibited sale, exchange, transfer, gift, assignment, pledge, hypothecation, mortgage or disposition shall be void.

     (b) Notwithstanding anything to the contrary contained herein, unless all of the Members shall consent, no Member may sell, transfer or assign all or any portion of its Membership Interest if such sale, transfer or assignment:

          (1) when added to the total of all other sales, transfers or assignments of Membership Interests within the preceding twelve (12) months, would result in the Company being considered to have terminated within the meaning of Code Section 708;

          (2) would otherwise cause the Company to lose its status as a partnership for federal income tax purposes; or

          (3) would violate any federal securities laws or any applicable state securities laws (including suitability standards).

     Section 7.2  Assignees
                  ---------

     (a) The Company shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the interest of a Member unless the provisions of this Article have been satisfied, all costs of such assignment have been paid by the assigning Member, such sale, assignment or transfer is exempt from registration under the Securities Act of 1933, as amended, the Delaware General Corporation Law, as amended, and any other applicable state or federal securities act, and there is delivered to the Managers, upon request of the Managers, an opinion of counsel acceptable to the Managers with respect thereto, and there is filed with the Company a written and dated notification of such sale, assignment or transfer, in form satisfactory to the Managers, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee and such notification (1) contains the acceptance by the purchaser, assignee or transferee of and agreement to be bound by all the terms and provisions of this Agreement and (2) represents that such sale, assignment or transfer was made in accordance with all applicable securities laws and regulations (including suitability standards). Any sale, assignment or transfer shall be recognized by the Company as effective on the first day of the month following the month of the date such notification is filed with the Company.

     (b) Any Member who assigns all its interest in the Company shall cease to be a Member, except that, unless and until a substituted Member has been admitted into the Company, such assigning Member shall retain the statutory rights of the assignor of a Member's interest under the Act; provided, however, that such assigning Member shall have no right to vote on, consent to or approve any matter or decision (it being intended that the Sharing Ratio of such assigning Member shall be ignored in determining whether the requisite vote, consent or approval of the Members has been obtained).

     (c) A person who is the assignee of all or any fraction of the interest of a Member, but does not become a substituted Member, and desires to make a further assignment of such interest, shall be subject to all the provisions of this Article to the same extent and in the same manner as any Member desiring to make an assignment of its interest.

     (d) A person who is the assignee of all or any fraction of the interest of a Member and who is an individual shall not become a substituted Member unless and until the spouse of such assignee binds his or her community interest in the assignee's Membership Interest and consents to the rights and obligations incurred pursuant to the terms of this Agreement.

     Section 7.3  Substituted Members
                  -------------------

     (a)  Except as otherwise provided in Section 6.1, no Member shall have the
                                          -----------
right to substitute in its place a purchaser, assignee, transferee, donee, heir, legatee, or other recipient of all or any portion of the Membership Interest of such Member. Any such purchaser, assignee, transferee, done e, legatee, distributee or other recipient of an interest shall be admitted to the Company as a substituted Member only with the consent of a Majority of the Members, which consent may be granted or withheld by any Member in its sole discretion.

     (b) No person shall become a substituted Member until such person has satisfied the requirements of this Article; provided, however, that for the purpose of allocating Profits, Losses and other items and distributing cash available for distribution, a person shall be treated as having become, and as appearing in the records of the Company as, a Member, as the case may be, on such date as the sale, assignment or transfer to such person was recognized by the Company pursuant to Section 7.2.
                        -----------

     (c) Any purchaser, assignee, transferee, donee, heir, legatee or other recipient of all or any portion of a Membership Interest who is not admitted to the Company as a substituted Member (1) shall be entitled only to allocations and distributions with respect to such Membership Interest in accordance with this Agreement, (2) shall not have any right to vote on, consent to or approve any matter or decision (it being intended that the Sharing Ratio of such person shall be ignored for purposes of determining whether the requisite vote, consent or approval of the Members has been obtained), (3) shall not have any other rights of a Member under the Act or this Agreement, except as expressly provided in this Section 7.3, but (4) shall be subject to all of the duties, obligations
        -----------
and restrictions applicable to a Member under this Agreement, the Articles of Organization of the Company and applicable law, including but not limited to, the provisions of Article 3 to the same extent and in the same manner as any
                  ----------
Member.

                                  ARTICLE 8.
                                  ----------

         Books and Records; Accounting; Reporting; Tax Elections; Etc.
         -------------------------------------------------------------

     Section 8.1  Books and Records
                  -----------------

     The books and records of the Company shall be maintained by the Secretary at the principal office of the Company and shall be available for examination at such office by any Member or its duly authorized representatives during regular business hours.

     Section 8.2  Accounting Basis for Tax Reporting Purposes; Fiscal Year
                  --------------------------------------------------------

     The books and records of the Company shall be kept on an accrual basis.
The Managers contemplate that each Fiscal Year shall end on the Saturday closest to December 31 of each calendar year.

     Section 8.3  Reports
                  -------

     Within ninety (90) days after the end of each Fiscal Year, the Managers shall cause the Company to send to each Member a copy of each federal and, if applicable, state income tax return of the Company for the Fiscal Year that ended, together with such other tax information as shall be reasonably necessary for the preparation by each Member of its federal and state income tax returns.

                                  ARTICLE 9.
                                  ----------

          Dissolution, Liquidation and Termination of the Membership
          ----------------------------------------------------------

     Section 9.1  Events Causing Dissolution
                  --------------------------

     (a) The Company shall be dissolved upon the first of the following to occur:

            (i) The sale, condemnation, or other disposition of all or substantially all of , the assets of the Company.

            (ii) The entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Company to be bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom;

            (iii) Upon the election to dissolve the Company by the Managers and a Majority of the Members; or

            (iv) The entry of a decree of judicial dissolution under Section 18-801 of the Act.

     (b) Upon dissolution of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article 9. Dissolution of the Company shall be effective as of the day on
     ---------
which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs, and the assets of the Company have been distributed as provided in
Section 9.2.
-----------

     Section 9.2  Liquidation; Sale of Substantially all of the Assets
                  ----------------------------------------------------

     (a) Subject to the restrictions and limitations contained in this Agreement, upon dissolution of the Company the Managers may cause any part or all of the Company assets to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets (provided, however, that the Managers may distribute Company assets in kind to the Members to the extent practicable). During the liquidation period, the Managers shall have the right to continue to operate and otherwise to deal with Company property to the same extent the

Managers have such right prior to dissolution of the Company. In the event that the sole remaining Manager has dissolved, withdrawn or becomes bankrupt or legally incapacitated, the Members may, within thirty (30) days after any such occurrence, appoint a person to perform the functions of the Managers in liquidating the assets of the Company and winding up its affairs.

     (b) In settling accounts after dissolution, the assets of the Company shall be paid or distributed in the following order:

          (i) first, to third party creditors, in the order of priority as provided by law;

          (ii) then, to the Members and their respective Affiliates for any fees or other compensation or any unreimbursed costs and expenses owing to the Members or their respective Affiliates, and then to the repayment of any loans with interest, made by any Member to the Company;

          (iii) then, an amount equal to the then remaining positive balances in the Capital Accounts of the Members shall be distributed to the Members in proportion to the amount of such balances; and

          (iv) then, any remainder shall be distributed to the Members, pro rata, in accordance with their respective Sharing Ratios.

     Notwithstanding the foregoing, no distributions shall be made pursuant to this Section 9.2 before giving effect to the allocations of Profits, Losses and
     ------------
other items, pursuant to Section 6.2.
                         -----------

     Section 9.3   Distributions in Kind
                   ---------------------

     If any assets of the Company are distributed in kind pursuant to this Agreement, such assets shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as, the Members would have been entitled to cash distributions if such property had been sold for cash at its fair market value and the net proceeds thereof distributed to the Members. In the event that distributions in kind are made to the Members upon dissolution and liquidation of the Company, the Capital Account balances of such Members shall be adjusted to reflect the Members' allocable share of gain or loss which would have resulted if the distributed property had been sold at its fair market value (as determined in accordance with the method for determining Book Value).

                                  ARTICLE 10.

                           Miscellaneous Provisions
                           ------------------------

     Section 10.1  Address for Notices
                   -------------------

     All notices, demands, consents and reports provided for in this Agreement shall be in writing and shall be given to the parties at the addresses set forth herein or at such other addresses as the Member may hereafter specify in writing. Such notices may be delivered by hand, or by telex, telegram, facsimile or telecopy, or may be mailed, postage prepaid, by certified or registered mail, by a deposit in a depository for the receipt of mail regularly maintained by the

United States Postal Service. All notices which are hand delivered or given by telex, telegram, facsimile or telecopy shall be deemed given on the date of delivery. Except as otherwise provided herein, all notices which are mailed in the, manner provided above shall be deemed given three (3) days after being mailed.

     Section 10.2  Additional Documents and Acts
                   -----------------------------

     In connection with this Agreement, as well as all transactions contemplated by this Agreement, the Members agree to execute such additional documents and papers, and to perform and do such additional acts as may be necessary and proper to effectuate and carry out all of the provisions of this Agreement.

     Section 10.3  Assumed Name
                   -----------

     The Members shall execute and file all assumed name certificates required by applicable law.

     Section 10.4  Qualification in Foreign Jurisdictions
                   --------------------------------------

     The Managers shall take such steps as are necessary or desirable to allow the Company to conduct business in any jurisdiction where the Company desires to conduct business, including but not limited to Maryland.

     Section 10.5  Application of Delaware Law
                   ---------------------------

     This Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Delaware, and specifically the Act.

     Section 10.6  No Action for Partition
                   -----------------------

     No Member shall have any right to maintain any action for partition with respect to the property of the Company.

     Section 10.7  Headings and Sections
                   ---------------------

     The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

     Section 10.8  Amendment of Certificate of Formation and Agreement
                   ---------------------------------------------------

     Except as otherwise expressly set forth in this Agreement, the Certificate of Formation of the Company and this Agreement may be amended, supplemented or restated by the Managers without the consent of the Members, provided (a) the amendment will not affect the method of calculating allocations and distributions to any Member hereunder; and (b) the Managers gives written notice to each Member of the proposed amendment no less than sixty (60) days prior to the effective date of the proposed amendment.

     Section 10.9  Numbers and Gender
                   ------------------

     Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, the singular shall include the plural and any reference to a "person" shall mean a natural person or a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

     Section 10.10 Entire Agreement
                   ----------------

     This Agreement and the Exhibits hereto, if any, contain all of the understandings and agreements of whatsoever kind and nature existing between the Members with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings with respect thereto.

     Section 10.11 Binding Effect
                   --------------

     Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and assigns.

     Section 10.12 Counterparts
                   ------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Agreement.

     Section 10.13 Approvals
                   ---------

     Except where otherwise indicated, all approval, consent and other similar rights of the Members or Managers, or of any portion of the Members or Managers, pursuant to this Agreement may be exercised by such Members or Managers, and such approvals and consents may be granted or denied by such Members or Managers, in their sole and absolute discretion.

     IN WITNESS WHEREOF, the undersigned, being all of the Members and Managers of the Company named in the Certificate of Formation of the Company have caused this Agreement to be duly adopted by the Company effective as of the day first above written.


MANAGERS:                                      MEMBER:

                                               TVI HOLDINGS, L.L.C., a
                                               Delaware limited liability
                                               company
/s/ John F. Lauletta
----------------------------------------
John F. Lauletta
                                               By: /s/ James F. Maroney III
                                                  ---------------------------
                                                  James F. Maroney III
                                                  Manager
/s/ Joseph C. Winkler
----------------------------------------
Joseph C. Winkler


/s/ James F. Maroney III
----------------------------------------
James F. Maroney III


/s/ Janice C. George
----------------------------------------
Janice C. George

                     FIBER GLASS SYSTEMS HOLDINGS, L.L.C.

                                  SCHEDULE 1



      Names, Addresses, Initial Capital Contributions and Sharing Ratios
      ------------------------------------------------------------------



                                 Initial Capital                Sharing
Names and Addresses               Contributions                 Ratios
-------------------               -------------                 ------

TVI Holdings, L.L.C.                 $1,000                      100%
2835 Holmes Road                     ------
Houston, Texas 77001